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                                                                      EXHIBIT 11
                                                                      ----------

EARNINGS PER SHARE

The computation of basic and diluted earnings per share is as follows:
(In thousands, except per share data)


                                                      Three Months Ended                     Six Months Ended
                                                            March 31,                            March  31,
                                                   -------------------------            -------------------------
                                                    1998               1997               1998              1997
                                                   ------             ------            -------            ------


Weighted average shares
outstanding                                        11,714             11,624             11,682             11,624


Add equivalent shares for
stock options (a)                                   1,728              1,575              1,744              1,571
                                                  -------            -------            -------            -------

Average shares outstanding for
computation of earnings per
share                                              13,442             13,199             13,426             13,195
                                                  =======            =======            =======            =======



Net Income                                        $ 2,005            $ 2,840            $ 2,087            $ 3,522
                                                  =======            =======            =======            =======




EARNINGS PER SHARE:

Basic                                             $   .17            $   .24            $   .18            $   .30
                                                  =======            =======            =======            =======

Diluted                                           $   .15            $   .22            $   .16            $   .27
                                                  =======            =======            =======            =======






(a) Computed under the "Treasury Stock Method" using the average market price for the respective period.
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